                          CERTIFICATE OF INCORPORATION

                                       OF

                             AYDIN INVESTMENTS, INC.

                               ******************

         FIRST: The name of the corporation is Aydin Investments, Inc.

         SECOND: The address of its registered office in Delaware is 2625 Concord Pike, Wilmington, Now Castle County 19803.

         The name of its registered agent at such address is Edward J. Jones.

         THIRD: The purpose of the corporation is to engage in any lawful act or activity as is confined to the maintenance and management of its intangible investments and the collection and distribution of the income derived from its investments or from tangible property physically located outside the State of Delaware.

         FOURTH: The total number of shares of capital stock which the corporation shall have authority to issue is 1000 shares of common stock, $1.00 par value.

         FIFTH: The name and address of the incorporator is Eugene A. DiPrinzio, P.O. Box 949, Wilmington, Delaware 19699.

         SIXTH: In addition to the powers conferred under the General Corporation Law, the board of directors shall have power to adopt, amend, or repeal the by-laws of the corporation.

         SEVENTH: Subject to any contrary provision of the General Corporation Law, the books of the corporation may be kept at such place or places, within or without the state of Delaware, as may be designated from time to time by the board of directors or in the by-laws of the corporation.

         EIGHTH: The election of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

         NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred herein upon stockholders and directors are granted subject to this reservation.

         I, THE UNDERSIGNED, being the incorporator hereinbefore named, do make this Certificate for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware; and intending that this be an acknowledgement within the meaning of Section 103 of the General Corporation Law, have executed this document on October 1, 1981.


                                             /s/ Eugene A. DiPrinzio
                                            ------------------------------------
                                            Eugene A. DiPrinzio, Incorporator

Certificate of
Change of Location
of Registered Office
and/or Registered Agent


---------------------------

     o The Board of Directors of Aydin Investments, Inc., a Corporation of Delaware, on this 25th day of April .A.D. 1994 do hereby resolve and order that the location of the Registered Office of this Corporation within this State be and the same hereby is 1105 North Market Street, Suite 1300 in the City of Wilmington, County of New Castle, Zip Code 19801.

     o The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served is Delaware Corporate Management, Inc.

     o Aydin Investments, Inc., a Corporation of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

     o In WITNESS WHEREOF, said Corporation has caused this certificate to be signed by its President and Attested by its Secretary, the 25th day of April, A.D., 1994.



                                             By: /s/
                                                 -------------------------------
                                                 President


                                             By: /s/
                                                 -------------------------------
                                                 Secretary

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                             AYDIN INVESTMENTS, INC.

                                    * * * * *

             Pursuant to Section 242 of the General Corporation Law
                            of the State of Delaware

                                    * * * * *

         Aydin Investments, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

         First: That Article First of the Certificate of Incorporation of the Corporation be, and hereby is, amended and restated to read as follows:

           "FIRST: The name of the Corporation is L-3 Communications Investments Inc."

         Second: That such amendment and restatement was consented to and adopted by the sole stockholder of the Corporation acting without a meeting by written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware.

         Third: That such amendment and restatement was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Christopher C. Cambria, its Vice President, on this 22nd day of February, 2002.



                                       AYDIN INVESTMENTS, INC.

                                       By: /s/ Christopher C. Cambria
                                          -----------------------------------
                                           Name:  Christopher C. Cambria
                                           Title:  Vice President